                                                                    EXHIBIT 21.1

SUBSIDIARIES OF SYNAGRO TECHNOLOGIES, INC.

The Company primarily conducts its business through its subsidiaries as follows:

Synagro Midwest, Inc., a Delaware corporation

Synagro Southwest, Inc., a Delaware corporation

Synagro Southeast, Inc., a Delaware corporation

Synagro Northeast, Inc., a Delaware corporation

Synagro West, Inc., a Delaware corporation

Synagro Mid-Atlantic, Inc., a Delaware corporation

Residual Technologies, Limited Partnership, a Delaware limited partnership

Fairhaven Residuals, Limited Partnership, a Delaware limited partnership

NETCO-Waterbury, Limited Partnership, a Delaware limited partnership

NETCO-Residuals Management, Limited Partnership, a Delaware limited partnership

New Haven Residuals, Limited Partnership, a Delaware limited partnership

New England Treatment Company, Inc., a Rhode Island corporation.

Fairhaven Residual Systems, Inc., a Delaware corporation

NETCO-Connecticut, Inc., a Connecticut corporation

NETCO-Residuals Management Systems, Inc., a Delaware corporation

NETCO-Waterbury Systems, Inc., f/k/a NETCO-Waterbury, Inc., a Delaware corporation

New Haven Residuals Systems, Inc., a Delaware corporation

Residual Technologies Systems, Inc., a Delaware corporation

Providence Soils, Limited Liability Company, a Rhode Island limited liability company

Residuals Processing, Inc., a California corporation

Synagro WWT, Inc., f/k/a Wheelabrator Water Technologies, Inc., a Maryland corporation

Synagro Composting Company of California, Inc., a California corporation

Synagro of California, Inc., an Arizona corporation

Synagro of Michigan, Inc., a Michigan corporation

Synagro of Wisconsin, Inc., a Wisconsin corporation

Synagro of Minnesota--Rehbein, Inc., a Minnesota corporation

Synagro of Texas-CDR, Inc., a Texas corporation

Synagro of Texas-Vital-Cycle, Inc., a Wisconsin corporation

Synagro of North Carolina-EWR, Inc., a North Carolina corporation

Synagro of North Carolina-Amsco, Inc., a North Carolina corporation

Synagro of Florida-A&J, Inc., a Florida corporation

Synagro of Florida-Anti-Pollution, Inc., a Florida corporation

Synagro of Florida-Davis Water, Inc., a Florida corporation

Synagro of Florida-Ecosystems, Inc., a Florida corporation

Composting Corporation of America, an Arkansas corporation

Organi-Gro, Inc., an Arkansas corporation

ST Interco, Inc., a Delaware corporation

Environmental Protection & Improvement Company, Inc., a New Jersey corporation

Future - Tech Environmental Services, Inc., a California corporation

Synagro Midwest - Enviroland, Inc., f/k/a Enviroland, Inc., a Delaware corporation

Soaring Vista Properties, Inc., a Maryland corporation

NYOFCO Holdings, Inc., a Delaware corporation

Synagro-WCWNJ, Inc., f/k/a Wheelabrator Clean Water New Jersey , Inc., a
     Delaware corporation

Synagro - Baltimore, L.L.C., a Maryland limited liability company

JABB II, L.L.C., a Maryland limited liability company

Synagro Texas, Inc., a Texas corporation

Synagro Delaware, Inc., a Delaware corporation

Synagro Management, L.P., a Texas limited partnership

Atlanta Residuals Company, LLC, a Delaware limited liability company

Synagro Digestion, Inc., a California corporation

Synagro Composting, L.L.C., a Delaware limited liability company

New York Organic Fertilizer Company, a New York corporation